Exhibit 10.20

Dated 6 June 2017

SIXTHONE CORP. and

SEVENTHONE CORP.

as joint and several Borrowers

and

THE BANKS AND FINANCIAL INSTITUTIONS

listed in Schedule 1

as Lenders

and

HSH NORDBANK AG

as Agent, Mandated Lead Arranger, Swap Bank and Security Trustee

FOURTH SUPPLEMENTAL AGREEMENT

relating to a senior secured loan facility

of (originally) up to US$37,300,000

Index

Clause		Page

1	Interpretation	1
2	Representations and Warranties	2
3	Agreement of the Creditor Parties	3
4	Conditions Precedent	3
5	Amendments to Loan Agreement and other Finance Documents	4
6	Further Assurances	7
7	Fees and Expenses	8
8	Communications	8
9	Supplemental	8
10	Law and Jurisdiction	8
Schedule 1 Lenders		10
Execution Page		11

THIS AGREEMENT is made on 6 June 2017

BETWEEN

(1)	SIXTHONE CORP. and SEVENTHONE CORP. as joint and several Borrowers;

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 herein, as Lenders;

(3)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095, Hamburg, Germany as Mandated Lead Arranger;

(4)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095, Hamburg, Germany as Agent;

(5)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095, Hamburg, Germany, as Security Trustee; and

(6)	HSH NORDBANK AG, acting through its office at Martensdamm 6, D-24103, Kiel, Germany as Swap Bank.

BACKGROUND

(A)	By a loan agreement dated 12 October 2012 (as amended and supplemented by a first supplemental agreement dated 13 February 2013, a supplemental letter dated 19 February 2013, a second supplemental agreement dated 23 October 2015 and a third supplemental agreement dated 29 September 2016) and made between (i) the Borrowers, (ii) the Lenders, (iii) the Mandated Lead Arranger, (iv) the Agent, (v) the Security Trustee and (vi) the Swap Bank, the Lenders agreed to make available to the Borrowers a senior secured loan facility in an amount of (originally) up to US$37,300,000 (restated to US$35,300,000). On the date of this Agreement, the principal amount outstanding under the Loan Agreement is US$24,677,125.

(B)	By a master agreement (on the 2002 ISDA (Multicurrency-Crossborder) form) together with the schedule thereto as amended dated as of 31 October 2012 and made between (i) the Borrowers and (ii) the Swap Bank, the Swap Bank agreed to enter into Designated Transactions with the Borrowers from time to time to hedge the Borrowers' exposure under the Loan Agreement to interest rate fluctuations.

(C)	The Borrowers have requested (the "Request") that the Creditor Parties agree to (inter alia) extend the final repayment date of the Loan from 10 September 2018 to 9 September 2022 and amend the repayment terms of each Tranche in the manner described in clause 5.1(c) of this Agreement.

(D)	This Agreement sets out the terms and conditions on which the Creditor Parties agree to:

(i)	the Request; and

(ii)	the consequential amendments to the Loan Agreement and the other Finance Documents in connection with those matters (the "Consequential Amendments").

IT IS AGREED as follows:

1	Interpretation

1.1	Defined expressions

Words and expressions defined in the Loan Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2	Definitions

In this Agreement, unless the contrary intention appears:

"Additional Liquidity Amount" means an amount equal to $100,000 in respect of each Ship ($200,000 in aggregate) to be deposited by the Borrowers to the credit of the Liquidity Account;

"Effective Date" means the date on which the Agent confirms that the conditions precedent in Clause 4 have been satisfied;

"Loan Agreement" means the loan agreement dated 12 October 2012 (as amended and supplemented) referred to in Recital (A);

"Master Agreement" means the master agreement (on the 2002 ISDA (Multicurrency-Crossborder) form) and schedule thereto dated as of 31 October 2012 referred to in Recital (B); and

"Mortgage Addendum" means the second addendum to the Mortgage in relation to Ship A, made or to be made by Borrower A and the Security Trustee in the Agreed Form.

1.3	Application of construction and interpretation provisions of Loan Agreement

Clauses 1.2 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Agreement.

2	Representations and Warranties

2.1	Repetition of representations and warranties

The Borrowers hereby represent and warrant to the Agent, as at the date of this Agreement, that the representations and warranties set forth in clause 10 of the Loan Agreement (updated mutatis mutandis to the date of this Agreement) are true and correct as if all references therein to "this Agreement" were references to the Loan Agreement as amended by this Agreement.

2.2	Further representations and warranties

Each Borrower hereby further represent and warrant to the Agent that as at the date of this Agreement:

(a)	each is duly and validly incorporated and existing and in good standing under the laws of the Marshall Islands and has full power to enter into and perform its obligations under this Agreement and has complied with all statutory and other requirements relative to its business, and does not have an established place of business in any part of the United Kingdom or the United States of America;

(b)	all necessary governmental or other official consents, authorisations, approvals, licences, consents or waivers for the execution, delivery, performance, validity and/or enforceability of this Agreement and all other documents to be executed in connection with the amendments to the Loan Agreement and the other Finance Documents as contemplated hereby (including, but not limited to, the Mortgage Addendum) have been obtained and will be maintained in full force and effect, from the date of this Agreement and so long as any moneys are owing under any of the Finance Documents;

(c)	each has taken all necessary corporate and other action to authorise the execution, delivery and performance of its obligations under this Agreement and such other documents to which it is a party (including, but not limited to, the Mortgage Addendum) and such

2

documents do or will upon execution thereof constitute its valid and binding obligations enforceable in accordance with their respective terms;

(d)	the execution, delivery and performance of this Agreement and all such other documents as contemplated hereby (including, but not limited to, the Mortgage Addendum) does not and will not, from the date of this Agreement and so long as any moneys are owing under any of the Finance Documents and while all or any part of the Total Commitments remains outstanding, constitute a breach of any contractual restriction or any existing applicable law, regulation, consent or authorisation binding on each Borrower or on any of their property or assets and will not result in the creation or imposition of any security interest, lien, charge or encumbrance (other than under the Finance Documents) on any of such property or assets; and

(e)	each has fully disclosed in writing to the Agent all facts which it knows or which it should reasonably know and which are material for disclosure to the Agent in the context of this Agreement and all information furnished by that Borrower or on its behalf relating to its business and affairs in connection with this Agreement was and remains true, correct and complete in all material respects and there are no other material facts or considerations the omission of which would render any such information misleading.

3	Agreement of the Creditor Parties

3.1	Agreement of the Creditor Parties

The Creditor Parties, relying upon each of the representations and warranties set out in Clauses 2.1 and 2.2 of this Agreement, hereby agree with the Borrowers, subject to and upon the terms and conditions of this Agreement and in particular, but without limitation, subject to the fulfilment of the conditions set out in Clause 4, to:

(a)	the Request; and

(b)	the Consequential Amendments.

3.2	Other parties' agreement and confirmation

Each Borrower agrees and confirms that, save as amended and supplemented hereby and/or as contemplated herein, the Loan Agreement and the Finance Documents to which each is a party shall remain in full force and effect and each of the Borrowers shall remain liable under the Loan Agreement and the Finance Documents to which each is a party for all obligations and liabilities assumed by it thereunder.

3.3	Effective Date

The agreement of the Lenders and the other Creditor Parties contained in Clause 3.1 shall have effect on and from the Effective Date.

4	Conditions Precedent

4.1	Conditions precedent

The agreement of the Creditor Parties contained in Clause 3.1 of this Agreement shall all be expressly subject to the condition that the Agent shall have received in form and substance satisfactory to it and its legal advisers on or before the Effective Date:

(a)	a certificate of the secretary of each Borrower and the Corporate Guarantor confirming the names and offices of all the directors of that Borrower and the Corporate Guarantor and having attached thereto true and complete copies of its incorporation and constitutional documents;

3

(b)	true and complete copies of the resolutions passed at meetings of the board of directors and shareholders of each Borrower and the Corporate Guarantor authorising and approving the execution of this Agreement and, in the case of Borrower A, the Mortgage Addendum, and any other document or action to which it is or is to be a party and authorising its appropriate officer or officers or other representatives to execute the same on its behalf;

(c)	the original of any power of attorney issued by each Borrower and the Corporate Guarantor pursuant to the above resolutions;

(d)	up-to-date certificates of goodstanding in respect of each Borrower and the Corporate Guarantor;

(e)	an original of this Agreement duly executed by the parties to it and counter-signed by each Security Party;

(f)	a duly executed original of the Mortgage Addendum together with evidence that it has been registered in accordance with the laws of the Marshall Islands as an addendum to the Mortgage in respect of Ship A;

(g)	a survey report addressed to the Agent and the Lenders, stated to be for the purposes of the Loan Agreement and dated not earlier than 30 days before the date of this Agreement from an independent marine surveyor selected by the Agent in respect of the physical condition of Ship A;

(h)	evidence satisfactory to the Agent that the Borrowers have paid the fee described in Clause 7.1 in full;

(i)	evidence satisfactory to the Agent that the Borrowers have deposited to the credit of the Liquidity Account an additional amount equal to the Additional Liquidity Amount;

(j)	certified copies of all documents (with a certified translation if an original is not in English) evidencing any other necessary action, approvals or consents with respect to this Agreement and the Mortgage Addendum including, without limitation, any governmental and other official approvals and consents that may be necessary in accordance with applicable laws;

(k)	a certificate signed by a director of each Borrower confirming that No Event of Default or Potential Event of Default is in existence on date of this Agreement;

(l)	favourable opinions from lawyers appointed by the Agent on such matters concerning the laws of the Republic of the Marshall Islands and such other relevant jurisdictions as the Agent may reasonably require; and

(m)	evidence that the agent referred to in Clause 31.4 of the Loan Agreement has accepted its appointment as agent for service of process under this Agreement.

5	Amendments to Loan Agreement and other Finance Documents

5.1	Specific amendments to Loan Agreement

With effect on and from the Effective Date the Loan Agreement shall be amended as follows:

(a)	by inserting in clause 1.1 of the Loan Agreement (in alphabetical order) the following new definitions:

""Effective Date" has the meaning given to it in the Fourth Supplemental Agreement;

"Fourth Supplemental Agreement" means the fourth supplemental agreement to this Agreement dated 6 June 2017 and made between (i) the Borrowers, (ii) the Lenders, (iii) the Mandated Lead Arranger, (iv) the Agent, (v) the Security Trustee and (vi) the Swap Bank and

4

countersigned and acknowledged by (vii) the Corporate Guarantor and (viii) Pyxis Maritime Corp. as Approved Manager;";

(b)	by substituting the existing definitions of “Mortgage” and “Mortgage Addendum” in clause 1.1 of the Loan Agreement with the following new definitions:

““Mortgage” means:

(a)	in relation to Ship A, the first preferred Marshall Islands mortgage on Ship A dated 15 February 2013 and executed by Borrower A in favour of the Security Trustee as amended by each Mortgage Addendum; and

(b)	in relation to Ship B, the first priority Maltese mortgage on Ship A and the deed of covenant collateral thereto each dated 16 September 2013 and executed by Borrower B in favour of the Security Trustee, and, in the plural, means both of them;

"Mortgage Addendum" means:

(a)	the first addendum to the Mortgage in relation to Ship A dated 29 September 2016, executed by Borrower A in favour of the Security Trustee; and

(b)	the second addendum to the Mortgage in relation to Ship A, executed or to be executed by Borrower A in favour of the Security Trustee,

and, in the plural, means both of them;”;

(c)	by substituting clauses 8.1 and 8.2 of the Loan Agreement in their entirety with the following new clauses:

"8.1	Amount of Repayment Instalments;

Save as previously repaid or prepaid, the Borrowers shall repay each Tranche as follows:

(a)	in the case of Tranche A, by 22 equal consecutive instalments, each in the amount of $337,505 (each a "Tranche A Repayment Instalment") and a balloon instalment equal to $337,305 (the "Tranche A Balloon Instalment"); and

(b)	in the case of Tranche B, by 22 equal consecutive quarterly instalments, each in the amount of $313,235 (each a "Tranche B Repayment Instalment" and together with each Tranche A Repayment Instalment the "Repayment Instalments" and each, a "Repayment Instalment") and a balloon instalment equal to $10,023,540 (the "Tranche B Balloon Instalment" and together with the Tranche A Balloon Instalment the "Balloon Instalments" and each, a "Balloon Instalment").

8.2	Repayment Dates

The Repayment Instalments and the Balloon Instalment in respect of each Tranche shall be repaid on the following dates:

(a)	in respect of Tranche A:

(i)	the first Repayment Instalment on 15 August 2017;

(ii)	the second to fifth Repayment Instalments at three-monthly intervals after the Repayment Date of the first Repayment Instalment;

5

(iii)	the sixth Repayment Instalment on 9 September 2018;

(iv)	the seventh to twenty-second Repayment Instalment at three-monthly intervals after the Repayment Date of the sixth Repayment Instalment; and

(v)	the Balloon Instalment on 9 September 2022;

(b)	in respect of Tranche B:

(i)	the first Repayment Instalment on 9 June 2017;

(ii)	each subsequent Repayment Instalments at three-monthly intervals after the Repayment Date of the first Repayment Instalment; and

(iii)	the Balloon Instalment on 9 September 2022.";

(d)	by substituting clause 11.17 of the Loan Agreement in its entirety with the following new clause:

"11.17	Minimum Liquidity Amount and Additional Liquidity Amount

The Borrowers shall maintain in the Liquidity Account credit balances in an aggregate amount of not less than the aggregate of:

(a)	$1,000,000 (the “Minimum Liquidity Amount”), as from the first Drawdown Date to occur under this Agreement and at all times thereafter throughout the remainder of the Security Period; and

(b)	an additional amount of $100,000 in respect of each Ship ($200,000 in aggregate) (together, the “Additional Liquidity Amount”), as from the Effective Date and at all times thereafter throughout the remainder of the Security Period Provided that the Agent shall release:

(i)	on 10 September 2018, the entire Additional Liquidity Amount, or

(ii)	if earlier, on the date on which a Ship ceases to be subject to a Mortgage, the part of the Additional Liquidity Amount relating to that Ship,

in each case, if no Event of Default or Potential Event of Default has occurred at the relevant time or would occur from such release.

Subject to the release of the Additional Liquidity Amount (or the relevant part thereof) pursuant to, and in accordance with, paragraph (b) above, the Minimum Liquidity Amount and the Additional Liquidity Amount shall remain blocked in the Liquidity Account throughout the Security Period and no sum may be withdrawn by a Borrower from the Liquidity Account without the prior written consent of the Agent.”;

(e)	by substituting sub-paragraph (i)(A) of clause 12.3(b) of the Loan Agreement in its entirety with the following new sub-paragraph:

"(A) by reference to the most recent financial statements of the Corporate Guarantor delivered to the Agent pursuant to:

(AA) paragraph (b) of Clause 11.6 in respect of each Financial Year of the Corporate Guarantor; and

(BB) paragraph (d) of Clause 11.6 in respect of each six-month period of each Financial Year of the Corporate Guarantor ending on 30 June,

6

the Market Value Adjusted Leverage Ratio as at the date of the Compliance Certificate (and not, for the avoidance of doubt, as at the last day of the period to which such financial statements refer to) is not greater than 65 per cent. Provided that no more than one payment or other distribution may be made by reference to each such financial statements;”;

(f)	by inserting at the end of paragraph (c) of clause 12.3 of the Loan Agreement the words “provided that a transfer of monies from a Borrower to the Corporate Guarantor for the purpose of cash pooling shall not be required to be made on arm’s length terms”;

(g)	by construing the definition of, and references throughout the Loan Agreement to, each Security Document as if the same referred to that Security Document as amended and supplemented by this Supplemental Agreement; and

(h)	by construing references throughout the Loan Agreement to "this Agreement", "hereunder" and other like expressions as if the same referred to the Loan Agreement as amended and supplemented by this Agreement.

5.2	Amendments to Finance Documents

With effect on and from the Effective Date each of the Finance Documents (other than the Loan Agreement) shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)	the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Agreement; and

(b)	by construing references throughout each of the Finance Documents to "this Agreement", "this Deed", hereunder and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

5.3	Finance Documents to remain in full force and effect

The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Finance Documents contained or referred to in Clauses 5.1 and 5.2; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

6	Further Assurances

6.1	Borrowers' and each Security Party's obligation to execute further documents etc.

Each Borrower and each Security Party shall:

(a)	execute and deliver to the Security Trustee (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Security Trustee may, in any particular case, specify;

(b)	effect any registration or notarisation, give any notice or take any other step,

which the Agent may, by notice to the Borrowers, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

7

6.2	Purposes of further assurances

Those purposes are:

(a)	validly and effectively to create any Security Interest or right of any kind which the Security Trustee intended should be created by or pursuant to the Loan Agreement or any other Finance Document, each as amended and supplemented by this Agreement, and

(b)	implementing the terms and provisions of this Agreement.

6.3	Terms of further assurances

The Security Trustee may specify the terms of any document to be executed by the Borrowers or any Security Party under Clause 6.1, and those terms may include any covenants, powers and provisions which the Security Trustee considers appropriate to protect its interests.

6.4	Obligation to comply with notice

The Borrowers or any Security Party shall comply with a notice under Clause 6.1 by the date specified in the notice.

7	Fees and Expenses

7.1	Term-out Fee

The Borrowers shall pay to the Agent on the date of this Agreement a non-refundable term-out fee of $190,000.

7.2	Fees and Expenses

The provisions of clause 20.2 to 20.5 of the Loan Agreement shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

8	Communications

8.1	General

The provisions of clause 28 (Notices) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9	Supplemental

9.1	Counterparts

This Agreement may be executed in any number of counterparts.

9.2	Third Party rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	Law and Jurisdiction

10.1	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

8

10.2	Incorporation of the Loan Agreement provisions

The provisions of clause 31 (Law and jurisdiction) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

THIS AGREEMENT has been duly executed by or on behalf of the parties and has, on the date stated at the beginning of this Agreement, been delivered as a Deed.

9

Schedule 1

Lenders

Lender	Lending Office

HSH Nordbank AG	Gerhart-Hauptmann-Platz 50 D-20095, Hamburg Germany

10

Execution Page

THE BORROWERS

SIGNED by Valentios Valentis	)	/s/ Valentios Valentis
for and on behalf of	)
SIXTHONE CORP.	)

SIGNED by Valentios Valentis	)	/s/ Valentios Valentis
for and on behalf of	)
SEVENTHONE CORP.	)

THE LENDERS

SIGNED by Konstantinos Mexias	)	/s/ Konstantinos Mexias
for and on behalf of	)
HSH NORDBANK AG	)

MANDATED LEAD ARRANGER

SIGNED by Konstantinos Mexias	)	/s/ Konstantinos Mexias
for and on behalf of	)
HSH NORDBANK AG	)

AGENT

SIGNED by Konstantinos Mexias	)	/s/ Konstantinos Mexias
for and on behalf of	)
HSH NORDBANK AG	)

SECURITY TRUSTEE

SIGNED by Konstantinos Mexias	)	/s/ Konstantinos Mexias
for and on behalf of	)
HSH NORDBANK AG	)

THE SWAP BANK

SIGNED by Konstantinos Mexias	)	/s/ Konstantinos Mexias
for and on behalf of	)
HSH NORDBANK AG	)

Witness to all the	)
above signatures	)
Name:
Address:

11

COUNTERSIGNED this 6th day of June 2017 for and on behalf of each of the following Security Parties each of which, by its execution hereof, confirms and acknowledges that it has read and understood the terms and conditions of this fourth supplemental agreement (the "Fourth Supplemental Agreement"), that it agrees in all respects to the same and that the Finance Documents to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrowers under the Loan Agreement, the Master Agreement and the other Finance Documents (each as amended and supplemented by the Fourth Supplemental Agreement).

/s/ Valentios Valentis
Valentios Valentis
for and on behalf of
PYXIS TANKERS INC.
as Corporate Guarantor

/s/ Konstantinos Lytras
Konstantinos Lytras
for and on behalf of
PYXIS MARITIME CORP.
as Approved Manager

12